UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2014

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2014, the Company appointed Charles E. Garner II to the position of Chief Executive Officer of the Company.  Mr. Garner, 51, is a Principal at CIM Group, LLC, and has served on its Investment and Asset Management Committees for more than 11 years and has 30 years of experience in the real estate industry.  A copy of the Company’s press release announcing this event, which contains additional information on Mr. Garner’s background, is attached as Exhibit 99.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Garner and any other person pursuant to which he was appointed as Chief Executive Officer, nor is there any family relationship between Mr. Garner and any of our directors or other executive officers.  There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we are a participant, the amount involved exceeds $120,000, and in which Mr. Garner had, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
Exhibit 99.1	Press release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                  August 21, 2014

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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